FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Senior Partner and Chief Executive Officer	Investor Relations
Or Thomas J. Madden	KCSA Worldwide
Senior Partner and Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Positive Net Income and $3.4M in Adjusted EBITDA;
eCOST.com Performance Continues To Improve
- - -
PLANO, Texas, August 14, 2007 — PFSweb, Inc. (Nasdaq: PFSW), a global provider of business process outsourcing (“BPO”) solutions for both online and traditional commerce, today announced its financial results for the second quarter and six months ended June 30, 2007.
Summary of consolidated results for the second quarter ended June 30, 2007:
•	Total reported revenue was $108.4 million, compared to $109.3 million for the second quarter of 2006;

•	eCOST.com revenue was $27.1 million, compared to $21.6 million in the first quarter of 2007 and $28.8 million for the same period in 2006;

•	Adjusted EBITDA (as defined) was $3.4 million versus $3,000 for the same period last year;

•	Net income was $154,000, or $0.00 per basic and diluted share, compared to a net loss of $3.2 million, or $0.07 per basic and diluted share, for the second quarter of 2006;

•	Merchandise sales (as defined) totaled approximately $649 million for the second quarter of 2007 versus $662 million for the same period last year;

•	Total cash, cash equivalents and restricted cash equaled $16.9 million as of June 30, 2007.
Summary of consolidated results for the six months ended June 30, 2007:
•	Total reported revenue was $212.8 million, compared to $220.0 million for the six months ended June 30, 2006;

•	Adjusted EBITDA (as defined) was $4.1 million versus $1.6 million for the same period last year;

•	Net loss was $2.2 million, or $0.05 per basic and diluted share, compared to a net loss of $4.8 million, or $0.12 per basic and diluted share, for the six months ended June 30, 2006;

•	Merchandise sales (as defined) totaled nearly $1.3 billion versus $1.2 billion for the same period last year.
Please note that the prior year’s six months consolidated results only include the financial results for eCOST.com from the date the merger closed on February 1, 2006 through June 30, 2006.

Mark Layton, Chairman and Chief Executive Officer of PFSweb, stated, “We are pleased to report our first quarter of profitability on a consolidated basis since the merger of eCOST.com was completed approximately 18 months ago. Furthermore, Adjusted EBITDA grew from just $3,000 in the second quarter of 2006 to $3.4M in 2007. We believe this quarter was another solid step in the execution of our strategic plan to drive growth and improve financial performance by leveraging our world class technology and operational infrastructure across multiple channels. We have a good outlook for each of our businesses and I believe our overall financial health is rock solid. We believe we remain on track to meet our goal of consolidated annual revenue of $420 to $435 million and Adjusted EBITDA of $8 to $10 million in 2007.”
Summary of results by business:
Service Fee Business:
For the second quarter of 2007, Service Fee revenue increased 9% to $17.6 million, compared with $16.2 million for the same period in 2006. The Service Fee business reported Adjusted EBITDA of $1.9 million for the second quarter of 2007, compared to $2.0 million for the same period last year.
For the six months ended June 30, 2007, Service Fee revenue increased 8% to $34.6 million, from $32.1 million for the same period in 2006. The Service Fee business reported Adjusted EBITDA of $2.2 million for the six months ended June 30, 2007, compared to $3.3 million for the same period last year. The drop in Adjusted EBITDA is primarily attributable to a decrease in project work in 2007, lower gross profit margins on certain new client implementation activity, as well as increased SG&A costs primarily related to additional facility and personnel related expenses.
Mike Willoughby, President of PFSweb’s services divisions commented, “We are pleased with the revenue growth experienced from the new contracts signed in the fourth quarter of 2006 and first quarter of 2007. This is the first quarter that all of these contracts, including Lego and Riverbed, have been fully implemented. Gross margins for the business remain within our targeted range of 25-30%. Next week we are hosting a ribbon cutting ceremony with the executive team of Lego at our Memphis distribution facility to formally launch the new initiative. Looking ahead, we are excited by the potential for new contracts as our new business pipeline has strengthened to approximately $38.5 million, compared to $25 million at the end of the first quarter.”
Supplies Distributors Business:
For the second quarter of 2007, Supplies Distributors revenue was $57.6 million, compared to $60.9 million for the same period last year. Adjusted EBITDA was $2.1 million for the second quarter of 2007, compared to $1.6 million for the same period last year.
For the six months ended June 30, 2007, Supplies Distributors revenue was $116.4 million, compared to $129.3 million for the same period last year. Adjusted EBITDA was $3.4 million for the six months ended June 30, 2007, a slight increase compared to $3.3 million for the same period last year.
Mr. Willoughby continued, “During the second quarter, results for the Supplies Distributors business were within our expectations, and margins improved to 8%, slightly above their normal range due to the impact of certain incremental inventory cost reductions. However, revenue for the six month period declined due to reduced vendor promotional activity, the impact of foreign currency fluctuations and lower unit volumes in the first quarter of 2007.”

eCOST.com Business:
For the second quarter of 2007, eCOST.com revenue was $27.1 million, compared to $21.6 million in the first quarter of 2007 and $28.8 million for the same period in 2006. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.6 million, compared to an Adjusted EBITDA loss of $0.9 million for the first quarter of 2007 and a loss of $3.6 million for the same period last year.
For the six months ended June 30, 2007, eCOST.com revenues were $48.7 million, compared to $50.6 million for the same period in 2006. Adjusted EBITDA for eCOST.com in the six months ended June 30, 2007 was a loss of $1.5 million, compared to a loss of $4.9 million for the same period last year. Please note, the prior year period results for eCOST.com reflect only five months of activity from the date of acquisition of February 1, 2006 through June 30, 2006.
Mr. Layton continued, “The eCOST.com business continues to show substantial improvements. Revenue for eCOST.com has increased sequentially in each of the last three quarters. Also, gross profit margins have improved strongly year-over-year, while costs have trended down. This has led to a sharp reduction in eCOST.com’s losses versus the second quarter of 2006.”
“During the quarter, eCOST.com went live with several new enhancements that we believe will help drive overall growth and improved margins. These incremental enhancements include: the launch of a new home and outdoor products category, improved product detail pages and multiple images of products, addition of a related accessories tab to the product detail page, a new shopping cart ’jump page’ that also offers related products and other features, and improved “hot product” presentation in each of our major product categories. With these and many other improvements underway, we believe we are well-positioned for continued growth and are excited by the momentum we are seeing in the eCOST.com business.” Mr. Layton concluded.
Significant operating events for second quarter of 2007:
•	The Service Fee business successfully implemented a customized order management and logistics solution for LEGO Brand Retail

•	The Service Fee business successfully implemented a customized international logistics and product configuration solution for Riverbed Technology

•	Opening of a new Customer Care facility in Manila, Philippines to house customer service operations and additional support functions for eCOST.com

•	Addition of new home and outdoor products and expansion of eCOST.com’s proprietary Bargain Countdown™

•	Enhanced real time product listing capabilities on eCOST.com through a partnership with Etilize

•	eCOST.com added 3 new Virtual Warehouses in the second quarter of 2007, bringing the total number of Virtual Warehouses to 12. Virtual Warehouses enable eCOST.com to market more new products, expand product categories and are targeted to generate higher margins on sales.

Financial Guidance for Fiscal Year 2007
PFSweb continues to target total consolidated revenues, excluding pass-through revenues, of approximately $420 million to $435 million and consolidated Adjusted EBITDA of $8 — $10 million for 2007. Capital expenditures for 2007 are estimated to be approximately $3 — $5 million, excluding costs related to the implementation of new business contracts for the Service Fee Business. Achieving these targets will depend upon, among other things, achieving and maintaining the currently expected significant improvement in operations from eCOST.com and continued strong performance from our Service Fee and Supplies Distributors businesses on a year-over-year basis.
Conference Call Information
Management will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on August 14, 2007 to discuss the latest corporate developments and results. To listen to the call, please dial (888) 823-7459 and enter the pin number (9081135) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through September 14, 2007 at (877) 519-4471, pin number (9081135). The replay also will be available at the company’s web site for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.
EBITDA represents earnings (or losses) before interest, taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses and a loss on a sales transaction to a former eCOST.com customer. EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA and Adjusted EBITDA eliminates the effect of financing, income taxes, the accounting effects of capital spending, stock-based compensation, merger related expenses and certain other expenses, which items may vary from different companies for reasons unrelated to overall operating performance.
Merchandise Sales
Merchandise sales represent the estimated value of all fulfillment activity that flows through PFSweb including whether or not PFSweb is the seller of the merchandise or records the full amount of such sales on its financial statements, excluding service fee revenues that PFSweb might recognize for the underlying sales transactions. PFSweb uses merchandise sales as an operating metric to allow investors to gain a more thorough understanding of its business and business volume, in addition to GAAP net revenue.

About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfilment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, Fathead, CHiA’SSO, FLAVIA® Beverage Systems, Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp. (formerly Raytheon Aircraft Company), Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name technology and consumer electronics for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 110,000 different products from leading manufacturers such as Apple, Canon, Citizen, Denon, Hewlett-Packard, Nikon, Onkyo, Seiko and Toshiba primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2006 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; whether outstanding warrants issued in a prior private placement will be exercised in the future; our ability to successfully the anticipated benefits of the merger: eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
REVENUES:
Product revenue, net	$84,678	$89,650	$165,135	$179,854
Service fee revenue	17,646	16,209	34,608	32,128
Pass-thru revenue	6,076	3,445	13,064	7,990

Total revenues	108,400	109,304	212,807	219,972

COSTS OF REVENUES:
Cost of product revenue	77,798	84,486	152,569	168,809
Cost of service fee revenue	12,635	11,366	25,299	22,745
Cost of pass-thru revenue	6,076	3,445	13,064	7,990

Total costs of revenues	96,509	99,297	190,932	199,544

Gross profit	11,891	10,007	21,875	20,428

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,427	11,637	21,419	22,429
STOCK-BASED COMPENSATION	188	241	397	480
MERGER INTEGRATION EXPENSE	—	449	150	642
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	204	204	408	341

Total operating expenses	10,819	12,531	22,374	23,892

Income (loss) from operations	1,072	(2,524)	(499)	(3,464)
INTEREST EXPENSE (INCOME), NET	658	517	1,242	948

Income (loss) before income taxes	414	(3,041)	(1,741)	(4,412)
INCOME TAX PROVISION (BENEFIT)	260	143	466	359

NET INCOME (LOSS)	$154	$(3,184)	$(2,207)	$(4,771)

NET LOSS PER SHARE:
Basic	$0.00	$(0.07)	$(0.05)	$(0.12)

Diluted	$0.00	$(0.07)	$(0.05)	$(0.12)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	46,477	43,072	46,476	39,011

Diluted	47,011	43,072	46,476	39,011

EBITDA	$3,166	$(687)	$3,589	$125

Adjusted EBITDA	$3,354	$3	$4,136	$1,636

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2006.

(B)	A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Net income (loss)	$154	$(3,184)	$(2,207)	$(4,771)
Income tax expense (benefit)	260	143	466	359
Interest expense (income)	658	517	1,242	948
Depreciation and amortization	2,094	1,837	4,088	3,589

EBITDA	$3,166	$(687)	$3,589	$125
Stock-based compensation	188	241	397	480
Merger integration related expenses	—	449	150	642
Loss on sales transaction to former eCOST customer	—	—	—	389

Adjusted EBITDA	$3,354	$3	$4,136	$1,636

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,088	$15,066
Restricted cash	1,838	2,653
Accounts receivable, net of allowance for doubtful accounts of $1,891 and $2,352 at June 30, 2007 and December 31, 2006, respectively	48,251	49,186
Inventories, net of reserves of $2,176 and $2,987 at June 30, 2007 and December 31, 2006, respectively	44,631	47,670
Other receivables	10,902	10,774
Prepaid expenses and other current assets	3,449	3,531

Total current assets	124,159	128,880

PROPERTY AND EQUIPMENT, net	12,119	12,884
IDENTIFIABLE INTANGIBLES	6,227	6,647
GOODWILL	15,362	15,362
OTHER ASSETS	840	848

Total assets	158,707	164,621

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$28,533	$23,802
Trade accounts payable	56,337	62,441
Accrued expenses	22,325	21,485

Total current liabilities	107,195	107,728

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	2,653	6,076
OTHER LIABILITIES	1,828	1,977

Total liabilities	111,676	115,781

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized; 46,563,008 and 46,553,752 shares issued at June 30, 2007 and December 31, 2006, respectively; and 46,476,708 and 46,467,452 outstanding as of June 30, 2007 and December 31, 2006, respectively	47	47
Additional paid-in capital	91,699	91,302
Accumulated deficit	(46,561)	(44,354)
Accumulated other comprehensive income	1,931	1,930
Treasury stock at cost, 86,300 shares	(85)	(85)

Total shareholders’ equity	47,031	48,840

Total liabilities and shareholders’ equity	$158,707	$164,621

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended June 30, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$57,595	$27,083	$—	$84,678
Service fee revenue	17,646	—	—	—	17,646
Service fee revenue — affiliate	2,040	—	—	(2,040)	—
Pass-thru revenue	6,145	—	—	(69)	6,076

Total revenues	25,831	57,595	27,083	(2,109)	108,400

COSTS OF REVENUES:
Cost of product revenue	—	52,912	24,886	—	77,798
Cost of service fee revenue	13,297	—	—	(662)	12,635
Cost of pass-thru revenue	6,145	—	—	(69)	6,076

Total costs of revenues	19,442	52,912	24,886	(731)	96,509

Gross profit	6,389	4,683	2,197	(1,378)	11,891

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,363	2,623	2,819	(1,378)	10,427
STOCK-BASED COMPENSATION	188	—	—	—	188
MERGER INTEGRATION EXPENSE	—	—	—	—	—
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	6,551	2,623	3,023	(1,378)	10,819

Income (loss) from operations	(162)	2,060	(826)	—	1,072
INTEREST EXPENSE (INCOME), NET	11	661	(14)	—	658

Income (loss) before income taxes	(173)	1,399	(812)	—	414
INCOME TAX PROVISION (BENEFIT)	(186)	446	—	—	260

NET INCOME (LOSS)	$13	$953	$(812)	$—	$154

EBITDA	$1,676	$2,065	$(575)	$—	$3,166

Adjusted EBITDA	$1,864	$2,065	$(575)	$—	$3,354

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$13	$953	$(812)	$—	$154
Income tax expense (benefit)	(186)	446	—	—	260
Interest expense (income)	11	661	(14)	—	658
Depreciation and amortization	1,838	5	251	—	2,094

EBITDA	$1,676	$2,065	$(575)	$—	$3,166
Stock-based compensation	188	—	—	—	188

Adjusted EBITDA	$1,864	$2,065	$(575)	$—	$3,354

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Six Months Ended June 30, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$116,405	$48,730	$—	$165,135
Service fee revenue	34,608	—	—	—	34,608
Service fee revenue — affiliate	4,066	—	—	(4,066)	—
Pass-thru revenue	13,241	—	—	(177)	13,064

Total revenues	51,915	116,405	48,730	(4,243)	212,807

COSTS OF REVENUES:
Cost of product revenue	—	107,851	44,722	(4)	152,569
Cost of service fee revenue	26,599	—	—	(1,300)	25,299
Cost of pass-thru revenue	13,241	—	—	(177)	13,064

Total costs of revenues	39,840	107,851	44,722	(1,481)	190,932

Gross profit	12,075	8,554	4,008	(2,762)	21,875

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,451	5,126	5,604	(2,762)	21,419
STOCK-BASED COMPENSATION	397	—	—	—	397
MERGER INTEGRATION EXPENSE	—	—	150	—	150
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	408	—	408

Total operating expenses	13,848	5,126	6,162	(2,762)	22,374

Income (loss) from operations	(1,773)	3,428	(2,154)	—	(499)
INTEREST EXPENSE (INCOME), NET	47	1,226	(31)	—	1,242

Income (loss) before income taxes	(1,820)	2,202	(2,123)	—	(1,741)
INCOME TAX PROVISION (BENEFIT)	(329)	795	—	—	466

NET INCOME (LOSS)	$(1,491)	$1,407	$(2,123)	$—	$(2,207)

EBITDA	$1,809	$3,438	$(1,658)	$—	$3,589

Adjusted EBITDA	$2,206	$3,438	$(1,508)	$—	$4,136

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$(1,491)	$1,407	$(2,123)	$—	$(2,207)
Income tax expense (benefit)	(329)	795	—	—	466
Interest expense (income)	47	1,226	(31)	—	1,242
Depreciation and amortization	3,582	10	496	—	4,088

EBITDA	$1,809	$3,438	$(1,658)	$—	$3,589
Stock-based compensation	397	—	—	—	397
Merger integration expense	—	—	150	—	150

Adjusted EBITDA	$2,206	$3,438	$(1,508)	$—	$4,136

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of June 30, 2007
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,352	$2,196	$1,540	$—	$15,088
Restricted cash	49	980	809	—	1,838
Accounts receivable, net	15,760	28,936	4,231	(676)	48,251
Inventories, net	—	39,663	4,968	—	44,631
Other receivables	958	9,944	—	—	10,902
Prepaid expenses and other current assets	1,538	1,451	460	—	3,449

Total current assets	29,657	83,170	12,008	(676)	124,159

PROPERTY AND EQUIPMENT, net	11,810	38	271	—	12,119
NOTES RECEIVABLE FROM AFFILIATES	17,645	—	—	(17,645)	—
INVESTMENT IN AFFILIATES	37,737	—	—	(37,737)	—
IDENTIFIABLE INTANGIBLES	—	—	6,227	—	6,227
GOODWILL	—	—	15,362	—	15,362
OTHER ASSETS	700	—	140	—	840

Total assets	97,549	83,208	34,008	(56,058)	158,707

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$13,450	$15,075	$8	$—	$28,533
Trade accounts payable	4,613	44,645	7,755	(676)	56,337
Accrued expenses	10,123	7,771	4,431	—	22,325

Total current liabilities	28,186	67,491	12,194	(676)	107,195

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	2,653	—	—	—	2,653
NOTES PAYABLE TO AFFILIATES	—	6,005	11,640	(17,645)	—
OTHER LIABILITIES	1,454	—	374	—	1,828

Total liabilities	32,293	73,496	24,208	(18,321)	111,676

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	47	—	19	(19)	47
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	91,699	—	28,059	(28,059)	91,699
Retained earnings (accumulated deficit)	(28,336)	6,229	(18,278)	(6,176)	(46,561)
Accumulated other comprehensive income	1,931	2,483	—	(2,483)	1,931
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	65,256	9,712	9,800	(37,737)	47,031

Total liabilities and shareholders’ equity	$97,549	$83,208	$34,008	$(56,058)	$158,707

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended June 30, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$60,867	$28,783	$—	$89,650
Service fee revenue	16,209	—	—	—	16,209
Service fee revenue — affiliate	2,075	—	—	(2,075)	—
Pass-thru revenue	3,575	—	—	(130)	3,445

Total revenues	21,859	60,867	28,783	(2,205)	109,304

COSTS OF REVENUES:
Cost of product revenue	—	56,776	27,721	(11)	84,486
Cost of service fee revenue	11,996	—	—	(630)	11,366
Cost of pass-thru revenue	3,575	—	—	(130)	3,445

Total costs of revenues	15,571	56,776	27,721	(771)	99,297

Gross profit	6,288	4,091	1,062	(1,434)	10,007

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,827	2,542	4,702	(1,434)	11,637
STOCK-BASED COMPENSATION	241	—	—	—	241
MERGER INTEGRATION EXPENSE	—	—	449	—	449
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	204	—	204

Total operating expenses	6,068	2,542	5,355	(1,434)	12,531

Income (loss) from operations	220	1,549	(4,293)	—	(2,524)
INTEREST EXPENSE (INCOME), NET	(30)	538	9	—	517

Income (loss) before income taxes	250	1,011	(4,302)	—	(3,041)
INCOME TAX PROVISION (BENEFIT)	(200)	343	—	—	143

NET INCOME (LOSS)	$450	$668	$(4,302)	$—	$(3,184)

EBITDA	$1,765	$1,552	$(4,004)	$—	$(687)

Adjusted EBITDA	$2,006	$1,552	$(3,555)	$—	$3

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$450	$668	$(4,302)	$—	$(3,184)
Income tax expense (benefit)	(200)	343	—	—	143
Interest expense (income)	(30)	538	9	—	517
Depreciation and amortization	1,545	3	289	—	1,837

EBITDA	$1,765	$1,552	$(4,004)	$—	$(687)
Stock-based compensation	241	—	—	—	241
Merger integration expense	—	—	449	—	449

Adjusted EBITDA	$2,006	$1,552	$(3,555)	$—	$3

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Six Months Ended June 30, 2006
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$129,282	$50,572	$—	$179,854
Service fee revenue	32,128	—	—	—	32,128
Service fee revenue — affiliate	4,502	—	—	(4,502)	—
Pass-thru revenue	8,217	—	—	(227)	7,990

Total revenues	44,847	129,282	50,572	(4,729)	219,972

COSTS OF REVENUES:
Cost of product revenue	—	120,730	48,121	(42)	168,809
Cost of service fee revenue	24,071	—	—	(1,326)	22,745
Cost of pass-thru revenue	8,217	—	—	(227)	7,990

Total costs of revenues	32,288	120,730	48,121	(1,595)	199,544

Gross profit	12,559	8,552	2,451	(3,134)	20,428

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,388	5,248	7,927	(3,134)	22,429
STOCK-BASED COMPENSATION	480	—	—	—	480
MERGER INTEGRATION EXPENSE	—	—	642	—	642
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	341	—	341

Total operating expenses	12,868	5,248	8,910	(3,134)	23,892

Income (loss) from operations	(309)	3,304	(6,459)	—	(3,464)
INTEREST EXPENSE (INCOME), NET	(65)	992	21	—	948

Income (loss) before income taxes	(244)	2,312	(6,480)	—	(4,412)
INCOME TAX PROVISION (BENEFIT)	(499)	858	—	—	359

NET INCOME (LOSS)	$255	$1,454	$(6,480)	$—	$(4,771)

EBITDA	$2,797	$3,307	$(5,979)	$—	$125

Adjusted EBITDA	$3,277	$3,307	$(4,948)	$—	$1,636

A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA follows:

Net income (loss)	$255	$1,454	$(6,480)	$—	$(4,771)
Income tax expense (benefit)	(499)	858	—	—	359
Interest expense (income)	(65)	992	21	—	948
Depreciation and amortization	3,106	3	480	—	3,589

EBITDA	$2,797	$3,307	$(5,979)	$—	$125
Stock-based compensation	480	—	—	—	480
Merger integration expense	—	—	642	—	642
Loss on sales transaction to former eCOST customer			389		389

Adjusted EBITDA	$3,277	$3,307	$(4,948)	$—	$1,636

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	June 30,
	2007	2006
Total Customers (1)	1,698,797	1,581,606
Active Customers (2)	231,601	351,157
New Customers (3)	25,417	70,590
Number of Orders (4)	64,111	89,898
Average Order Value (5)	$422	$340
Advertising Expense (6)	$303,921	$986,293
Cost to Acquire a New Customer (7)	$9.76	$13.97

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense ($55,858) was not included in the 2007 calculation as it is used for retention and not acquisition. Previously, certain customer retention costs as reported were included in the cost to acquire new customers.
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